EXHIBIT 10.9

FOURTH AMENDMENT TO PALO ALTO LEASE

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the 7th day of December 1999 by and between 2197 East Bayshore Road Partnership (“Lessor”) and ClickAction, a California corporation, formerly MySoftware (“Lessee”).

RECITALS:

A.    Lessor and Lessee entered into a lease dated as of February 25, 1993 (the “Lease”) by and between Holvick Family Trust (Lessor) and MySoftware (“Lessee”) respecting approximately 20,545 square feet in that larger building known as 2197 E. Bayshore Road, Palo Alto, (the “Building”). Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the lease.

B.    MySoftware has changed its name to ClickAction, Inc, and ClickAction, Inc. has undertaken all of the rights and obligations of MySoftware under the lease as of September 16, 1999. Accordingly, ClickAction, Inc. is now the Lessee under the Lease.

C.    Lease Extension:    Lessor hereby agrees to extend Lessee’s existing Lease Term for an additional two (2) year period commencing May 1, 2000 and ending April 30, 2002 ( “The Extension Term”).

D.    Rent:    The rent for the Extension Term shall be as follows:

May 1, 2000-April 30, 2001 63,432.68/NNN

May 1, 2001-April 30, 2002 65,487.19/NNN

E.    There shall be no additional extension periods.

F.    Lessee shall take possession of the Premises in an “As Is” condition, and Lessor shall have no obligation to provide Tenant Improvements to the space.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LESSOR: Holvick Family Trust		LESSEE: CLICKACTION, INC. a California corporation

By:	/S/ DEBRA HOLVICK	By:	/S/ GREGORY W. SLAYTON
	Date: 12/17/99		Date: 12/16/99